Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2014 Stock Incentive Plan, 2014 Employee Stock Purchase Plan, and 2017 Stock Incentive Plan of Carisma Therapeutics Inc. (f/k/a Sesen Bio, Inc.) of our report dated February 28, 2023, with respect to the consolidated financial statements of Sesen Bio, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 4, 2023